Exhibit 10.20

AMENDMENT OF NOTES AGREEMENT

This Amendment of Notes Agreement (this “Agreement”), dated as of June 3, 2021 and effective as of the same date (the “Effective Date”), is entered into between LiveXLive Media, Inc., a Delaware corporation (the “Company”), and Harvest Small Cap Partners, L.P., a Delaware limited partnership (the “Noteholder”).

Recitals

WHEREAS, the Company and the Noteholder desire to extend the maturity dates of a certain promissory note issued by the Company to the Noteholder.

Agreement

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties mutually agree as follows:

1. The parties agree to extend the maturity date of the Company’s 8.5% senior secured convertible note in the aggregate amount of $4,496,035 (the “Note”), originally issued to the Noteholder on September 15, 2020, to June 3, 2023. In addition, in consideration of the Noteholder agreeing to subordinate to its secured position in the Collateral (as defined in the Note) to East West Bank (the “Senior Lender), the Noteholder agrees to suspend all Account Control Agreement requirements in the Transaction Documents (as defined in the Note) for as long as the Company’s obligations continue to Senior Lender. In consideration of the Noteholder agreeing to extend the maturity dates of the Note, the Company agrees to issue to the Noteholder 17,984 shares of the Company’s restricted common stock, $0.001 par value per share (the “Shares”). The Shares shall be deemed to be Registrable Securities for purposes of the Piggyback Registration rights set forth in the Registration Rights Agreement, dated as of September 15, 2020, entered into among the Company, the Noteholder and Harvest Small Cap Partners Master, Ltd. and any other Transaction Document (as defined in the Note), as applicable. Any and all share and conversion price numbers set forth in this Agreement shall be proportionately adjusted as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise of the Company.

2. Each party represents and warrants to the other party that such first party has full power and authority to enter into this Agreement, and such agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited bylaws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3. Except as set forth herein, the Notes are hereby ratified and reaffirmed and shall remain in full force and effect. Except as set forth herein, this Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Notes. In the event of any conflict or inconsistency between this Agreement and the terms of the Notes, the terms of this Agreement shall be controlling, but the Notes and the Transaction Documents shall not otherwise be affected or the rights therein impaired.

4. The Noteholder represents and warrants to the Company that the Noteholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. The Company and the Noteholder agree that all certificates or book entry statements representing all Shares of the Company which at any time are subject to the provisions of this Agreement shall have endorsed upon them standard legends representing restrictions on transfer applicable under the Act.

5. This Agreement, the Note and the Transaction Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of Agreement, the Note and the Transaction Documents merge into this Agreement and the Notes.

6. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules or provisions.

7. The parties agree to take all such further action(s) as may reasonably be necessary to carry out the transactions contemplated hereunder as soon as practicable.

8. This Agreement shall inure to the benefit of and shall be binding on and shall be enforceable by the parties and their respective, successors and permitted assigns.

9. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

10. This Agreement may be executed in one or more counterparts and by the parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

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The parties agree for and on behalf of their respective party as of the first date written above.

COMPANY:

LiveXLive Media, Inc.

By:	/s/ Michael Quartieri
Name:	Michael Quartieri
Title:	CFO

NOTEHOLDER:

Harvest Small Cap Partners, L.P.

By:	/s/ Jeff Osher
Name:	Jeff Osher
Title:	Managing Member

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